SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              March 16, 2005

                                            LSB INDUSTRIES, INC.
                                           (Exact name of registrant as specified in its charter)

Delaware .	1-7677 .	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma                73107
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (405) 235-4546

                                                         Not applicable
                                  Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| __ |Written communications pursuant to Rule 425 under the Securities Act

| __ |Soliciting material pursuant to Rule 14a-12 under the Exchange Act

| __ |Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

| __ |Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 -Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

 On March 16, 2005, a wholly-owned subsidiary of LSB Industries, Inc. (the "Company"), El Dorado Chemical Company ("EDC"), entered into a new Anhydrous Ammonia Sales Agreement, dated effective January 3, 2005 (the "Agreement"), with Koch Nitrogen Company and Koch Nitrogen International Sarl (together, "Koch"). The Agreement describes the terms and conditions under which EDC shall purchase from Koch 100% of the anhydrous ammonia required by EDC for processing at EDC's El Dorado, Arkansas chemical processing facility, subject to certain limited exceptions. Anhydrous ammonia is the primary raw material for the chemical products manufactured and sold by EDC. The Agreement supersedes a previous sales agreement, dated January 4, 2004, between El Dorado and Koch Nitrogen Company, which terminated pursuant to its terms on December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2005.

                                                                           LSB INDUSTRIES, INC.
                                                                           By: /s/  Tony M. Shelby
                                                                           Tony M. Shelby,
                                                                           Senior Vice President and
                                                                           Chief Financial Officer